Exhibit (j) under Form N-1A
                                       Exhibit (23) under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-41004 on Form N-1A of our report dated April 5, 2002 relating to the financial statements of the Federated Limited Duration Government Fund, Inc. for the year ended February 28, 2002, and to the reference to us under the heading "Financial Highlights" in such Prospectus, which is a part of such Registration Statement.





Boston, Massachusetts
April 23, 2002